

                                                                        Exhibit 6(b)

                                    EXHIBIT A

NAME OF SERIES                                              REAPPROVAL DATE     REAPPROVAL DAY
--------------                                              ---------------     --------------

Dreyfus Disciplined Stock Fund                              April 4, 1998           April 4th
Dreyfus Disciplined Midcap Stock Fund                       April 4, 1998           April 4th
Dreyfus Institutional S&P 500 Stock Index Fund              April 4, 1998           April 4th
Dreyfus Disciplined Equity Income Fund                      April 4, 1998           April 4th
Dreyfus Bond Market Index Fund                              April 4, 1998           April 4th
Dreyfus International Equity Allocation Fund                April 4, 1998           April 4th
Dreyfus Money Market Reserves                               April 4, 1998           April 4th
Dreyfus U.S. Treasury Reserves                              April 4, 1998           April 4th
Dreyfus Municipal Reserves                                  April 4, 1998           April 4th
Dreyfus Institutional Prime Money Market Fund               April 4, 1998           April 4th
Dreyfus Institutional U.S. Treasury Money Market Fund       April 4, 1998           April 4th
Dreyfus Institutional Government Money Market Fund          April 4, 1998           April 4th
Dreyfus Premier Balanced Fund                               April 4, 1998           April 4th
Dreyfus Premier Small Company Stock Fund                    April 4, 1998           April 4th
Dreyfus Premier Limited Term Income Fund                    April 4, 1998           April 4th
Dreyfus Disciplined Intermediate Bond Fund                  April 4, 1998           April 4th
Dreyfus Premier Large Company Growth Fund                   April 4, 1999           April 4th
Dreyfus Premier Tax Managed Growth Fund                     April 4, 1999           April 4th

